EXHIBIT 15


July 25, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sirs:

We are aware that our report dated July 24, 2000 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) is incorporated by reference in the Prospectuses constituting parts of T. Rowe Price Associates, Inc.'s Registration Statements on Form S-8 (No. 033-07012, No. 033-37573, No. 033-72568, No. 033-58749, No. 333-20333 and No. 333-90967).
We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ PricewaterhouseCoopers LLP